UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 13, 2004
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On July 13, 2004, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    July 13, 2004

EXHIBIT INDEX

Exhibit 99.1   Press release, dated July 13, 2004.

Exhibit 99.1   Press release, dated July 13, 2004.

QUANTUM ANNOUCES PRELIMINARY RESULTS FOR FISCAL FIRST QUARTER

Earnings Per Share Toward Better End of Previous Guidance; Revenue Lower Than Anticipated

SAN JOSE, Calif., July 13, 2004 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced preliminary results for its fiscal first quarter (FQ1), ended June 27, 2004.  The company expects earnings per share to be toward the better end of the guidance it provided on May 3, 2004: a GAAP loss per share in the range of 3-8 cents and non-GAAP earnings per share in the range of a 1-cent per share profit to a 3-cent per share loss.  Both GAAP and non-GAAP gross margin rates and operating expenses are now expected to be better than anticipated, but revenue is expected to be in the range of $170 million to $175 million – below the range in the May guidance.  (For a reconciliation of GAAP to non-GAAP expectations set forth on May 3, 2004, please see the accompanying table entitled “GAAP to non-GAAP Reconciliation of Projected First Quarter of Fiscal Year 2005 Data.”)

Approximately two-thirds of the expected revenue shortfall is due to weaker-than-anticipated business in the last two weeks of the quarter, particularly related to two OEMs for Quantum tape drives and automation systems, as well as some branded channel sales of the company’s storage systems products.  This weakness was spread across almost all product lines in both Quantum’s tape drive and storage systems businesses but was more significant in the former.

“Quantum continued to make progress on a number of fronts in the June quarter, including improving gross margin rates and significantly reducing operating expenses,” said Rick Belluzzo, chairman and CEO of Quantum.  “However, like many other technology companies, we experienced an end-of-quarter softness in sales.”

Also contributing to the lower FQ1 revenue were:  lower-than-expected media revenue, resulting from a greater-than-anticipated percentage of royalty sales (versus Quantum-branded); and a slower-than-expected ramp of Quantum’s SDLT 600 tape drive, due primarily to longer-than-anticipated qualification cycles with system OEMs and tape automation partners.

Quantum will provide complete results and other information about FQ1 when it makes its quarterly earnings announcement on July 27.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization and special charges.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum relies on non-GAAP financial measures in assessing what it believes to be its core operating performance, and to assist in making operating decisions, including staffing, future management priorities and how it will direct future operating expenses.  Quantum’s business changed significantly with the disposition of the hard disk drive business, and total revenue and margins have declined significantly over the past three years.  Because of this, the company has incurred significant charges associated with these changes and “right-sizing” the company toward expected revenue levels.  Quantum excludes the financial impact of these and other items in reviewing what it believes are its core operating results.  In this regard, the company believes that non-GAAP financial measures provide meaningful supplemental information regarding its core operational performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Quantum’s historical operating results and comparisons to competitors’ operating results.  Quantum reports these non-GAAP financial measures because it believes they are useful to investors, providing visibility to supplemental information used by management in its financial and operational decision-making.  In addition, the company has historically reported similar non-GAAP financial measures to its investors and believes the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2005 FIRST QUARTER DATA
(As provided on May 3, 2004)

Projected GAAP gross margin rate	Roughly flat to slightly down
Adjustment: Projected amortization of acquisition-related intangibles	Approximately $3 million
Projected non-GAAP gross margin rate	Roughly flat to slightly down

Projected GAAP operating expenses	Range of $64-67 million
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately $4-5 million
Projected non-GAAP operating expenses	Range of $60-62 million

Projected GAAP loss per share	Range of 3-8 cents
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately 4-5 cents
Projected non-GAAP income (loss) per share	Range of 1 cent income to 3 cents loss

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage,delivering highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support.  Quantum is the world’s largest supplier of half-inch cartridge tape drives, and its DLTtape™ technology is the standard for tape backup, recovery and archive of business-critical data for the mid-range enterprise. Quantum offers the broadest portfolio of tape autoloaders and libraries and is one of the pioneers in the disk-based backup market, providing solutions that emulate a tape library but are optimized for backup and recovery.  Quantum sales for the fiscal year ended March 31, 2004, were approximately $808 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLT VS, DLTtape, SDLT, Super DLTtape, DLTSage, SuperLoader, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to our financial outlook for our fiscal 2005 first quarter are forward-looking statements within the meaning of the Safe Harbor.   These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, media royalties from media manufacturers coming in at lower levels than expected, adjustments which could be made as we complete our financial and accounting review for the first quarter of fiscal 2005 and acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” pages 38 to 49 in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004. In particular, you should review the risk factors on pages 38 to 40 of our Form 10-K under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant change in demand from, one or more key customers could materially and adversely affect our business, financial condition and operating results,” “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected,” “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected,” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.